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                                 Exhibit (17)(c)

                           NEW YORK TAX-FREE BOND FUND

         PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 22, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) [_] and [_] or any one or more of them, proxies, with full power of substitution, to vote all shares of the New York Tax-Free Bond Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio, on January 22, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization for the New York Tax-Free Bond Fund providing for (a) the transfer of all of its assets to BNY Hamilton Intermediate New York Tax-Exempt Fund (the "Intermediate New York Tax-Exempt Fund") in exchange for shares of the Intermediate New York Tax-Exempt Fund and the assumption by the Intermediate New York Tax-Exempt Fund of the New York Tax-Free Bond Fund's liabilities, (b) such shares of the Intermediate New York Tax-Exempt Fund would be distributed to shareholders of the New York Tax-Free Bond Fund, and (c) the subsequent liquidation of the New York Tax-Free Bond Fund.

FOR  [_]  AGAINST  [_]  ABSTAIN  [_]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

_____________________________________                        ___________________
Signature                                                    Date

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Signature (if held jointly)                                  Date